Exhibit 99.1

VERIFONE AND FRANCISCO PARTNERS ANNOUNCE NEW LEADERSHIP UPON CLOSING

Mike Pulli to be Appointed CEO at Close of Transaction

Paul Galant to Become Verifone Vice Chairman and Senior Advisor to Francisco Partners

SAN JOSE, Calif. – July 9, 2018 – Verifone (NYSE: PAY) (“Verifone” or “the Company”), a world leader in payments and commerce solutions, today announced that Paul Galant has decided to step down as Chief Executive Officer, effective at the close of the previously announced transaction with Francisco Partners. At the transaction close, which is expected to occur during the third calendar quarter of 2018, Michael Pulli, formerly CEO of Pace plc until its acquisition by ARRIS Group, Inc. (NASDAQ: ARRS), will succeed Mr. Galant as Verifone’s Chief Executive Officer. Mr. Galant will continue to serve on Verifone’s Board and support Verifone as Vice Chairman. Mr. Galant will also become Senior Advisor to Francisco Partners on payments industry strategy and opportunities.

“It has been an honor to lead Verifone through a time of rapid change in the payments industry and I couldn’t be more proud of all that our team has accomplished as we prepare to enter our next phase under new ownership,” said Mr. Galant. “We have restored Verifone to a position of strength while staying true to our roots of innovation, and I transition to my new role having full confidence that Verifone is in the best position from which to drive a new chapter of growth. I’m excited to continue to work with Mike Pulli and the management team as Vice Chairman.”

“On behalf of the Board of Directors, I would like to express my deep gratitude to Paul for his dedicated leadership and service to Verifone over the past five years,” said Pete Hart, Chairman of the Board of Directors. “Paul joined Verifone at a critical time for the Company, and under his stewardship, the Company has made significant progress in its transformation from a terminal sales company to a world leader in payments and commerce solutions, enabling us to deliver significant value to our shareholders. Paul’s drive, vision and deep commitment to Verifone and our clients has positioned the Company well for its next phase of growth in partnership with Francisco Partners. We are grateful that Paul has agreed to continue his significant contributions to Verifone and look forward to continuing to benefit from his industry experience and expertise.”

“We appreciate Paul’s commitment to Verifone, and his willingness to continue to contribute his knowledge and experience in his new role as Vice Chairman,” said Peter Christodoulo, Partner at Francisco Partners. “We are also very excited to have Mike Pulli coming on board as our new CEO as we become stewards of this very important platform in the global payments and commerce ecosystem. Mike’s experience and success in transforming Pace plc from a hardware company to a provider of integrated hardware and software systems and services will be of great benefit to Verifone as it continues its transformation in a private context.”

“I am very excited for the opportunity to lead Verifone,” commented Mike Pulli, “and I look forward to working closely with Paul, Francisco Partners and Verifone’s leadership team as the Company continues its transformation into an integrated provider of commerce enablement solutions. Verifone is a tremendous global platform and I cannot wait to get to work building value for customers, employees and shareholders going forward.”

About Mike Pulli

Prior to joining Francisco Partners Consulting, Mike was the CEO of Pace plc a UK-based publicly traded Company on the London Stock Exchange. Before he was appointed CEO, Mike was President of Pace Americas for 8 years. Prior to Pace, Michael was a CEO of Digital Latin America (DLA) since its inception in March of 2000 and spent 8 years at General Instrument (prior to its acquisition by Motorola) serving in several positions including Vice President of International Operations, Vice President / Managing Director – Latin America, Director of Wireless Products Management and Director of Business Planning. Before joining General Instrument, Michael started his career at Allied-Signal, Inc. Mike holds a BS in Accounting from Rider University and an MBA from Farleigh Dickinson University.

About Verifone

Verifone is transforming every day transactions into new and engaging opportunities for merchants and consumers at the last inch of payments and commerce. Powered by a growing footprint of more than 30 million devices in more than 150 countries, our people are trusted experts working with the world’s best-known retail brands, financial institutions, and payment providers. Verifone is connecting more products to an integrated solutions platform to better meet the evolving needs of our clients and partners. Built on a 35-year history of uncompromised security, we are committed to consistently solving the most complex payment challenges. Verifone.com | (NYSE: PAY) | @Verifone.

About Francisco Partners

Francisco Partners is a leading global private equity firm, which specializes in investments in technology and technology-enabled services businesses. Since its launch over 18 years ago, Francisco Partners has raised over $14 billion in committed capital and invested in more than 200 technology companies, making it one of the most active and longstanding investors in the technology industry. The firm invests in opportunities where its deep sectoral knowledge and operational expertise can help companies realize their full potential. For more information, please visit www.franciscopartners.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of Verifone, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger, the risk that Verifone stockholders do not approve the merger, the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement, the response by stockholders to the merger, the failure to satisfy each of the conditions to the consummation of the merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger on acceptable terms, or at all, the disruption of management’s attention from ongoing business operations due to the merger, the effect of the announcement of the merger on Verifone’s relationships with its customers, suppliers, operating results and business generally, the risk that any announcements relating to the merger could have adverse effects on the market price of Verifone’s common stock, the outcome of any legal proceedings related to the merger, employee retention as a result of the merger, and risks and uncertainties affecting the operations of our business, included in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

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